EXHIBIT 99.1

Capstone TURBINE (NASDAQ: CPST) RECEIVES $2.6M PAYCHECK PROTECTION PROGRAM SBA LOAN UNDER THE COVID-19 FEDERAL GOVERNMENT CARES ACT

Sub $22M Market Cap, Substantially Less Than 500 Employees and Limited Access to Capital Helped the Company’s Eligibility Under the SBA Loan Program

The Company May Potentially Qualify for Forgiveness of a Portion of the Loan

VAN NUYS, CA / ACCESSWIRE / April 29, 2020 / Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST), the world’s leading clean technology manufacturer of microturbine energy systems, announced today that Capstone has applied for and received a loan under the Paycheck Protection Program (PPP) pursuant to the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The $2.6M note was entered into with its banking partner Western Alliance Bank, an Arizona corporation on April 24, 2020.

On March 24th Capstone Turbine enacted an emergency Business Continuity Plan (BCP) designed to keep employees safe and continue to support its critical aftermarket Factory Protection Plan (FPP) long-term service contracts and spare parts deliveries to its Essential Critical Infrastructure Customers, such as energy, health care, wastewater treatment, food processing services, pharmaceuticals, etc. Under the BCP, the Company furloughed, reduced hours, or reduced pay for approximately 70% of its direct workforce, leaving behind only staff deemed critical for day-to-day essential operations. In addition, Capstone Turbine’s CEO and senior executive leadership voluntarily took a temporary 25% pay cut, and other managers, consisting of approximately 15% of the workforce, took a temporary 15% pay cut.

"We appreciate the federal government’s commitment in supporting small businesses through the Paycheck Protection Program, along with Western Alliance Bank for their swift and efficient work to get us the appropriate funding during this unprecedented time,” said Darren Jamison, President and Chief Executive Officer of Capstone Turbine. “During these times of uncertainty that the COVID-19 pandemic has created for nearly every business, having the additional liquidity provided by the PPP enhances our ability to continue manufacturing products and providing aftermarket services for our customers, which includes our global distribution network which is largely comprised of 62 small businesses, across 73 countries,” added Mr. Jamison.

“A key strategic goal of the company’s Business Continuity Plan in response to COVID-19 was to maintain cash flow and liquidity, and having this $2.6M PPP loan in place from the SBA in combination with the furloughs, pay cuts, and the dramatic slowing of incoming raw material are essential to keep the Company liquid and allow us to maintain our support of Capstone’s essential critical infrastructure end-use customers," said Eric Hencken, Chief Financial Officer and Chief Accounting Officer of Capstone Turbine.

Capstone received the full amount of the loan on April 24, 2020, and currently plans to use the proceeds to support fixed costs such as payroll costs, rent, and utilities in accordance with the relevant terms and conditions of the CARES Act. The advance under the loan bears interest at a rate per annum of 1%. The term of the loan is two years, ending April 24, 2022. Beginning on the seventh month following the Initial disbursement date, the Company is required to pay monthly principal and interest payments, with each installment payment first to pay interest accrued since the initial disbursement date, then to bring principal current. The Company may adjust the payment amount periodically to amortize the principal over the remaining term of the note.

The loan may be forgiven partially or fully if the funding received is used for payroll costs, interest on mortgages, rent, and utilities, provided that at least 75% of the forgiven amount has been used for payroll costs. Forgiveness is based on the Company maintaining, or quickly rehiring employees and maintaining applicable salary levels. Forgiveness will be reduced if full-time headcount declines, or if salaries and wages decrease. Any forgiveness of the loan shall be subject to approval of the SBA and will require the Company and Western Alliance to apply to the SBA for such treatment in the future.

About Capstone Turbine Corporation

Capstone Turbine Corporation  (www.capstoneturbine.com)  (NASDAQ: CPST) is the world’s leading producer of highly efficient, low-emission, resilient microturbine energy systems. Capstone microturbines serve multiple vertical markets worldwide, including natural resources, energy efficiency, renewable energy, critical power supply, transportation and microgrids. Capstone offers a comprehensive product lineup, via our direct sales team, as well as our global distribution network. Capstone provides scalable solutions from 30 kWs to 10 MWs that operate on a variety of fuels and are the ideal solution for today's multi-technology distributed power generation projects.

For customers with limited capital or short-term needs, Capstone offers rental systems, for more information contact: rentals@capstoneturbine.com. To date, Capstone has shipped nearly 10,000 units to 73 countries and in FY19, saved customers an estimated $253 million in annual energy costs and 350,000 tons of carbon.

For more information about the company, please visit www.capstoneturbine.com. Follow Capstone Turbine on Twitter,  LinkedIn,  Instagram, and YouTube.

Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is used in the federal securities laws. Forward-looking statements may be identified by words such as “expects,” “believes,” “objective,” “intend,” “targeted,” “plan” and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone’s filings with the Securities and Exchange Commission that may cause Capstone’s actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

“Capstone” and “Capstone Microturbine” are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST) is the world’s leading producer of highly efficient, low-emission, resilient microturbine energy systems. Capstone microturbines serve multiple vertical markets worldwide, including natural resources, energy efficiency, renewable energy, critical power supply, transportation and microgrids. Capstone offers a comprehensive product lineup, providing scalable systems focusing on 30 kWs to 10 MWs that operate on a variety of gaseous or liquid fuels and are the ideal solution for today's distributed power generation needs. To date, Capstone has shipped over 9,000 units to 73 countries and in FY19, saved customers an estimated $253 million in annual energy costs and 350,000 tons of carbon.

For more information about the company, please visit www.capstoneturbine.com. Follow Capstone Turbine on Twitter,  LinkedIn,  Instagram, and YouTube.

Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is used in the federal securities laws. Forward-looking statements may be identified by words such as “expects,” “believes,” “objective,” “intend,” “targeted,” “plan” and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone’s filings with the Securities and Exchange Commission that may cause Capstone’s actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

“Capstone” and “Capstone Microturbine” are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

CONTACT:    Capstone Turbine Corporation

Investor and investment media inquiries:

    818-407-3628

    ir@capstoneturbine.com

Integra Investor Relations

Shawn M. Severson

415-226-7747

cpst@integra-ir.com